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                                   AMENDMENT,

                               DATED MAY 20, 2002,

                                       TO

                   DISTRIBUTION AND SHAREHOLDER SERVICES PLAN

                               RYDEX SERIES FUNDS,

                             DATED AUGUST 28, 2000,

                                   AS AMENDED









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                                    EXHIBIT B

                          RYDEX SERIES FUNDS - C CLASS

                    DISTRIBUTION AND SHAREHOLDER SERVICE FEES

                             AS AMENDED MAY 20, 2002

RYDEX FUNDS - C CLASS

U.S. Government Money Market Fund
Nova Fund
Ursa Fund
OTC Fund
Juno Fund
Medius Fund
Arktos Fund
U.S. Government Bond Fund
Mekros Fund
All-Cap Value Fund
Banking Fund
Basic Materials Fund
Biotechnology Fund
Consumer Products Fund
Electronics Fund
Energy Fund
Energy Services Fund
Financial Services Fund
Health Care Fund
Internet Fund
Leisure Fund
Precious Metals Fund
Real Estate Fund
Retailing Fund
Sector Rotation Fund
CORE EQUITY FUND
Technology Fund
Telecommunications Fund
Transportation Fund
Utilities Fund

                  ADDITIONS and [DELETIONS] are noted in BOLD.

DISTRIBUTION AND SHAREHOLDER SERVICE FEES

       Distribution Services                    SEVENTY-FIVE BASIS POINTS (.75%)

       Shareholder Services                     TWENTY-FIVE BASIS POINTS (.25%)

CALCULATION OF FEES

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Distribution and Shareholder Service fees are based on a percentage of the
Funds' average daily net assets attributable to Shares of the Funds.